                                                                    EXHIBIT 3.03


                                   RESTATED

                                    BYLAWS

                                      OF

                             INSYNC SYSTEMS, INC.


                                   ARTICLE I

                                    Offices

     Section 1.  Principal Executive Office.  The principal executive office of
                 --------------------------
the corporation shall be fixed and located at such place as the Board of Directors shall by resolution determine. The Board of Directors is hereby granted full power and authority to change said principal executive office from one location to another.

     Section 2.  Other Offices.  Other business offices may at any time be
                 -------------
established by the Board of Directors at any place or places where the corporation is qualified to do business.

                                  ARTICLE II

                           Meetings of Shareholders

     Section 1.  Place of Meetings.  All annual or other meetings of
                 -----------------
Shareholders shall be held at the principal executive office of the corporation, or at any other place within or without the State of California which may be designated either by the Board of Directors or by the written consent of all persons entitled to vote thereat and not present at the meeting, given either before or after the meeting and filed with the Secretary of the corporation.

     Section 2.  Annual Meetings.  The annual meetings of Shareholders shall be
                 ---------------
held on the first Monday of February of each year at 11 a.m. or at such other date or time as may be set by the Board. At such meetings, Directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the powers of the Shareholders.

     Written notice of each annual meeting of Shareholders shall be given either
(i) personally or (ii) by first-class mail or (iii) by third-class mail but only if the corporation has outstanding shares held of record by five hundred (500) or more persons (determined as provided in Section 605 of the Code) on the record date for the Shareholders' meeting, or (iv) by telegraphic or other written communication. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the Shareholder at the address of that Shareholder appearing on the books of the corporation or given by the Shareholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been
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given if sent to that Shareholder by mail or telegraphic or other written communication to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

     If any notice addressed to a Shareholder at the address of that Shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the Shareholder at that address, then all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available to the Shareholder on written demand of the Shareholder at the principal executive office of the corporation for a period of one (1) year from the date of the giving of the notice.

     An affidavit of the mailing or other means of giving any notice of any Shareholders' meeting, executed by the Secretary, Assistant Secretary or any transfer agent of the corporation giving the notice, shall be prima facie
                                                              -----------
evidence of the giving of such notice.

     Such notices shall specify:

          (a)  the place, the date, and the hour of such meeting;

          (b) those matters which the Board, at the time of the mailing of the notice, intends to present for action by the Shareholders;

          (c) if Directors are to be elected, the names of nominees intended at the time of the notice to be presented by management for election;

          (d) the general nature of a proposal, if any, to take action with respect to approval of (i) a contract or transaction in which a Director has a direct or indirect financial interest, pursuant to Section 310 of the Corporations Code of California (the "Code"), (ii) an amendment of the Articles of Incorporation, pursuant to Section 902 of the Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of the Code, (iv) a voluntary dissolution of the corporation, pursuant to Section 1900 of the Code, or (v) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of the Code; and

          (e) such other matters, if any, as may be expressly required by statute.

     Section 3.  Special Meetings. Special meetings of the Shareholders, for the
                 ----------------
purpose of taking any action permitted by the Shareholders under the General Corporation Law and the Articles of Incorporation of this corporation, may be called at anytime by the Chairman of the

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Board or the President, or by the Board of Directors, or by one or more
Shareholders holding not less than ten percent of the votes at the meeting. Upon request in writing that a special meeting of Shareholders be called for any proper purpose, directed to the Chairman of the Board, President, Executive Vice President, or Secretary by any person (other than the Board) entitled to call a special meeting of Shareholders, the Officer forthwith shall cause notice to be given to Shareholders entitled to vote that a meeting will be held at a time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after receipt of the request. Except in special cases where other express provision is made by statute, notice of such special meetings shall be given in the same manner as for annual meetings of Shareholders. If the notice is not given within twenty (20) days after receipt of the request, then the person or persons requesting the meeting may give the notice. In addition to the matters required by items (a) and, if applicable, (c) of the preceding Section, notice of any special meeting shall specify the general nature of the business to be transacted, and no other business may be transacted at such meeting.

     Section 4.  Quorum.  The presence in person or by proxy of the persons
                 ------
entitled to vote a majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. The Shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

     Section 5.  Adjourned Meeting and Notice Thereof.  Any Shareholders'
                 ------------------------------------
meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum, no other business may be transacted at such meeting, except as provided in Section 4 above.

     When any Shareholders' meeting, either annual or special, is adjourned for forty-five (45) days or more, or if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as provided above, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement of the time and place thereof at the meeting at which such adjournment is taken.

     Section 6.  Voting.  Unless a record date for voting purposes be fixed as
                 ------
provided in Section 1 of Article V of these Bylaws, then, subject to the provisions of sections 702 through 704, inclusive, of the Code (relating to voting of shares held by a fiduciary, in the name of a corporation, or in joint ownership), only persons in whose names shares entitled to vote stand on the stock records of the corporation at the close of business on the business day next preceding the day on which notice of the meeting is given or, if such notice is waived, at the close of business on the business day next preceding the day on which the meeting of Shareholders is held, shall be

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entitled to vote at such meeting, and such day shall be the record date for such meeting. Such vote may be viva voce or by ballot; provided, however, that all
                          ---------
elections for Directors must be by ballot upon demand made by a Shareholder at any election and before the voting begins. If a quorum is present, except with respect to election of Directors, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the Shareholders, unless the vote of a greater number or voting by classes is required by the Code or the Articles of Incorporation. Any
Shareholder entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or, except when the matter is the election of Directors, may vote them against the proposal; but, if the Shareholder fails to specify the number of shares which the Shareholder is voting affirmatively, it will be conclusively presumed that the Shareholder's approving vote is with respect to all shares which the Shareholder is entitled to vote. Subject to the requirements of the next sentence, every Shareholder entitled to vote at any election for Directors shall have the right to cumulate his votes and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which his shares are entitled, or to distribute his votes on the same principle among as many candidates as he shall think fit. No Shareholder shall be entitled to cumulative votes unless the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to the voting and any Shareholder has given notice at the meeting prior to the voting of such Shareholder's intention to cumulate his votes. The candidates receiving the highest number of votes of shares entitled to be voted for them, up to the number of Directors to be elected, shall be elected; votes against any candidate and votes withheld shall have no legal effect.

     Section 7.  Validation of Defectively Called or Noticed Meetings.  The
                 ----------------------------------------------------
transactions of any meeting of Shareholders, either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, or who, though present, has, at the beginning of the meeting, properly objected to the transaction of any business because the meeting was not lawfully called or convened, or to particular matters of business legally required to be included in the notice, but not so included, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. The waiver of notice or consent or approval need not specify either the business to be transacted or the purpose of any annual or special meeting of Shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in
Section 2 of Article II of these Bylaws, the waiver of notice or consent or approval shall state the general nature of the proposal. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meets.

     Section 8.  Action Without Meeting.  Directors may be elected without a
                 ----------------------
meeting by a consent in writing, setting forth the action so taken, signed by all of the persons who would be entitled to vote for the election of Directors, provided that, without notice except as hereinafter set forth, a Director may be elected at any time to fill a vacancy not filled by the Directors by the

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written consent of persons holding a majority of the outstanding shares entitled to vote for the election of Directors.

     Any other action which, under any provision of the California General Corporation Law may be taken at a meeting of the Shareholders, may be taken without a meeting, and without notice except as hereinafter set forth, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unless the consents of all Shareholders' entitled to vote have been solicited in writing,

          (a) Notice of any proposed Shareholder approval of (i) a contract or other transaction with an interested Director, (ii) indemnification of an agent of the corporation as authorized by Section 15 of Article III of these Bylaws,
(iii) a reorganization of the corporation as defined in section 181 of the Code, or (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any, without a meeting by less than unanimous written consent, shall be given at least ten (10) days before the consummation of the action authorized by such approval; and

          (b) Prompt notice shall be given of the taking of any other corporate action approved by Shareholders without a meeting by less than unanimous written consent, to those Shareholders entitled to vote who have not consented in writing. Such notices shall be given in the manner and shall be deemed to have been given as provided in Section 2 of Article II of these Bylaws.

     Unless, as provided in Section 1 of Article V of these Bylaws, the Board of Directors has fixed a record date for the determination of Shareholders entitled to notice of and to give such written consent, the record date for such determination (i) when no prior action by the Board has been taken, shall be the day on which the first written consent is given, or (ii) when prior action by the Board has been taken, shall be at the close of business on the day on which the Board adopts the resolution relating to that action, or the sixtieth (60th) day before the date of such other action, whichever is later.

     Any Shareholder giving a written consent, or the Shareholder's proxyholders, or a transferee of the shares or a personal representative of the Shareholder or their respective proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the corporation.

     Section 9.  Proxies.  Every person entitled to vote for Directors, or on
                 -------
any other matter, shall have the right to do so either in person or by one or more agents authorized by a written

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proxy signed by the person and filed with the Secretary of the corporation. A proxy shall be deemed signed if the Shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Shareholder or the Shareholder's attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) the person who executed the proxy revokes it prior to the time of voting by delivering a writing to the corporation stating that the proxy is revoked or by executing a subsequent proxy and presenting it to the meeting or by voting in person at the meeting, or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the Code.

     Section 10. Inspectors of Election.  In advance of any meeting of
                 ----------------------
Shareholders, the Board of Directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election be not so appointed, the Chairman of any such meeting may, and on the request of any Shareholder or his proxy shall, make such appointment at the meeting. The number of inspectors shall be either one
(1) or three (3). If appointed at a meeting on the request of one or more Shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one (1) or three (3) inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may, and on the request of any Shareholder or a Shareholder's proxy shall, be filled by appointment by the Board of Directors in advance of the meeting, or at the meeting by the Chairman of the meeting.

     The duties of such inspectors shall be as prescribed by section 707 of the General Corporation Law and shall include: determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls shall close; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all Shareholders. In the determination of the validity and effect of proxies, the dates contained on the forms of proxy shall presumptively determine the order of execution of the proxies, regardless of the postmark dates on the envelopes in which they are mailed.

     The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability, and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act, or certificate of a majority is effective in all respects as the decision, act, or certificate of all. Any report of certificate made by the inspectors of election is prima
                                                                      -----
facie
-----

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evidence of the facts stated therein.


                                  ARTICLE III

                                   Directors

          Section 1.  Powers.  Subject to the provisions of the Code and any
                      ------
limitations in the Articles of Incorporation and these Bylaws relating to action required to be approved by the Shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

          Section 2.  Number and Qualification of Directors.  The authorized
                      -------------------------------------
number of Directors shall be no fewer than four (4) no more than seven (7). The exact number of authorized Directors shall be seven (7) until changed, within the limits specified above, by a Bylaw amending this section, duly adopted by the Board of Directors or by the Shareholders. The indefinite number of Directors may be changed, or a definite number may be fixed without provision for an indefinite number, by a duly adopted amendment to the Articles of Incorporation or by an amendment to this Bylaw duly adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the fixed number or the minimum number of Directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of an action by written consent, are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote thereon. No amendment may change the stated maximum number of authorized Directors to a number greater than two (2) times the stated minimum number of Directors minus one (1).

          No reduction of the authorized number of Directors shall have the effect of removing any Director before that Director's term of office expires.

          Section 3.  Election and Term of Office.  The Directors shall be
                      ---------------------------
elected at each annual meeting of Shareholders, but if any such annual meeting is not held or the Directors are not elected thereat, the Directors may be elected at any special meeting of Shareholders held for that purpose. All Directors shall hold office until their respective successors are elected, subject to the General Corporation Law and the provisions of these Bylaws with respect to vacancies on the Board.

          Section 4.  Vacancies.  A vacancy or vacancies in the Board of
                      ---------
Directors shall be deemed to exist (i) in the event of the death, resignation or removal of any Director, (ii) if the Board of Directors by resolution declares vacant the office of a Director who has been declared of unsound

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mind by an order of court or convicted of a felony, (iii) if the authorized number of Directors is increased, or (iv) if the Shareholders fail, at any meeting of Shareholders at which any Director or Directors are elected, to elect the number of Directors to be elected at that meeting.

          Vacancies in the Board of Directors, except for a vacancy created by the removal of a Director, may be filled by a majority of the remaining Directors, though less than a quorum, or by a sole remaining Director, and each Director so elected shall hold office until his successor is elected at an annual or a special meeting of the Shareholders. A vacancy in the Board of Directors created by the removal of a Director may only be filled by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the unanimous written consent of the holders of all outstanding shares entitled to vote.

          The Shareholders may elect a Director or Directors at any time to fill an vacancy or vacancies not filled by the Directors. Any such election by written consent shall require the consent of holders of a majority of the outstanding shares entitled to vote.

          Any Direct may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary, or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board or the Shareholders shall have the power to elect a successor to take office when the resignation is to become effective.

          No reduction of the authorized number of Directors shall have the effect prior to the expiration of his term of office.

          Section 5.  Place of Meeting.  Regular meetings of the Board of
                      ----------------
Directors shall take place within or without the state which has from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the Board may be held either at a place so designated or at the principal executive office.

          Section 6.  Organization Meetings.  Immediately following each annual
                      ---------------------
meeting of Share holders, the Board of Directors shall hold a regular meeting at the place of said annual meeting, or at such other place as shall be fixed by the Board of Directors, for the purpose of organization, election of Officers, and the transaction of other business. Call and notice of such meetings are hereby dispensed with.

          Section 7.  Other Regular Meetings.  Other regular meetings of the
                      ----------------------
Board of Directors shall be held without call at such times and places as determined by the Board of Directors by resolution duly adopted. Notice of all such regular meetings of the Board of Directors hereby dispensed with.

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          Section 8.  Special Meetings.  Special meetings of the Board of
                      ----------------
Directors for any purpose or purposes shall be called at any time by the Chairman of the Board, the President, the Executive Vice President, or by any two (2) Directors.

          Written notice of the time and place of special meetings shall be delivered personally to each Director or communicated to each Director by telephone, or by telegraph or mail, charges prepaid, addressed to him at his address as it is shown upon the records of the corporation or, if it is not so shown on such records or is not so shown upon the records of the corporation or, if it is not, at the place at which the meetings of the Directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company in the place in which the principal executive office of the corporation is located at least four
(4) days prior to the time of the holding of the meeting. In case such notice is delivered, personally or by telephone, as above provided, it shall be so delivered at least forty-eight (48) hours prior to the time of the holding of the meeting. Such mailing, telegraphing, or delivery, personally or by telephone, as above provided, shall be due, legal, and personal notice to such Director.

          If the meeting is not to be held at the principal executive office of the corporation, the notice shall state the date, place, and hour of the meeting and the general nature of the business to be transacted.

          Section 9.  Action Without Meeting.  Any action by the Board of
                      ----------------------
Directors may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board and shall have the same force and effect as a unanimous vote of such Directors.

          Section 10. Action at a Meeting: Quorum and Required Vote.  Presence
                      ---------------------------------------------
of a majority of the authorized number of Directors at a meeting of the Board of Directors constitutes a quorum for the transaction of business, except as hereinafter provided. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting as permitted in the preceding sentence constitutes presence in person at such meeting. Every act or decision done or made by a majority of the Directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the Board of Directors, subject to the provisions of Section 310 of the Code (as to approval of contracts or transactions in which a Director has a direct or indirect material financial interest), Section 311 of the Code (as to appointment of committees), Section 317(e) of the Code (as to indemnification of Directors), the Articles of Incorporation, and other applicable law. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of a Director, provided that any action taken is approved by at least a majority of the required quorum for such meeting.

          Section 11. Validation of Defectively Called or Noticed Meetings.
                      ----------------------------------------------------
The transactions of any
meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before of after the meeting, each of the Directors not present or who, though present, has, prior to the meeting or at its commencement, protested the lack of proper notice to him, signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

          Section 12. Adjournment.  A quorum of the Directors may adjourn any
                      -----------
Directors' meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum a majority of the Directors present at any Directors' meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board.

          Section 13. Notice of Adjournment.  If the meeting is adjourned for
                      ---------------------
more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the Directors who were not present at the time of adjournment. Otherwise, notice of the time and place of holding an adjourned meeting need not be given to absent Directors if the time and place be fixed at the meeting adjourned.

          Section 14. Fees and Compensation.  Directors and members of
                      ---------------------
committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board. This Section 14 shall not be construed to preclude any Director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

          Section 15. Indemnification of Agents of the Corporation and Purchase
                      ---------------------------------------------------------
of Liability Insurance.
----------------------

          (a) The corporation shall, to the maximum extent and in the manner permitted by the Code, indemnify each of its Directors and officers against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 15, a "Director" or "officer" of the corporation includes any person (i) who is or was a Director or officer of the corporation,
(ii) who is or was serving at the request of the corporation as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a Director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

          (b) The corporation shall have the power, to the extent and in the manner permitted by the Code, to indemnify each of its employees and agents (other than Directors and officers) against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 15, an "employee" or "agent" of the corporation (other than a Director or officer) includes any person (i) who is or was an employee or agent of the corporation,
(ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

          (c) Expenses incurred in defending any civil or criminal action or proceeding for which indemnification is required pursuant to Section 15(a) or for which indemnification is permitted pursuant to Section 15(b) following authorization thereof by the Board of Directors shall be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined that the indemnified party is not entitled to be indemnified as authorized in this Section 15.

          (d) The indemnification provided by this Section 15 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of Shareholders or disinterested Directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the Articles of Incorporation.

          (e) The corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the corporation against any liability asserted against or incurred by such person in such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Section 15.

          (f) No indemnification or advance shall be made under this Section 15, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

               (1) That it would be inconsistent with a provision of the Articles of Incorporation, these Bylaws, a resolution of the Shareholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

               (2) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

                                  ARTICLE IV

                                   Officers

          Section 1.  Officers.  The Officers of the corporation shall be a
                      --------
Chairman of the Board, a President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, a Secretary, a Chief Technical Officer, and a Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, one or more Advisory Directors, one or more Assistant Secretaries, one or more Assistant Chief Financial Officers, and such other Officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold two (2) or more offices. Although the corporation may have, at the discretion of the Board of Directors, one or more Vice Presidents, such Vice Presidents shall not be deemed to be Officers of this corporation unless specifically designated as such by the Board of Directors.

          Section 2.  Election.  The Officers of the corporation, except such
                      --------
Officers as may be appointed in accordance with the provisions of Section 3 or
Section 5 of this Article, shall be chosen annually be the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

          Section 3.  Subordinate Officers, Etc.  The Board of Directors may
                      -------------------------
appoint, and may empower the Chairman of the Board or the President to appoint, such other Officers as the business of the corporation may require, each of whom shall hold office, for such period, have such authority, and perform such duties as are provided in the Bylaws or as the Board of Directs may from time to time determine.

          Section 4.  Removal and Resignation.  Any Officer may be removed,
                      -----------------------
either with or without cause, by the Board of Directors at any regular or special meeting thereof or, except in case of an Officer chosen by the Board of Directors, by any Officer upon whom such power of removal may be conferred by the Board of Directors (subject, in each case, to the rights of an Officer under any contract of employment.

          Any Officer may resign at any time by giving written notice to the Board of Directors, to the President, or to the Secretary of the corporation, without prejudice, however, to the rights of the corporation under any contract to which such Officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 5.  Vacancies.  A vacancy in any office because of death,
                      ---------
resignation, removal, disqualification, or any other cause shall be filled in the manner prescribed in the Bylaws for regular appointments to such office.

          Section 6.  Chairman of the Board.  The Chairman of the Board shall be
                      ---------------------
the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and Officers of the corporation. The Chairman of the Board shall, if present, preside at all meetings of the Board of Directors and the Shareholders and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the Bylaws.

          Section 7.  Office of the President.  In the absence of the Chairman
                      -----------------------
of the Board, the Officer or Officers holding the Office of the President shall perform all the duties of the Chairman of the Board as prescribed in Section 6 of this Article IV. In addition, the Officer or Officers holding the Office of the President of the corporation shall have such other powers and perform such other duties as from time to time may be assigned to the Officer or Officers holding the Office of the President by the Board of Directors or prescribed by the Bylaws. The Board of Directors may in its discretion divide the functions of the Office of the President between different Officers.

          Section 8.  Executive Vice Presidents.  In the absence of both the
                      -------------------------
President and the Chairman of the Board, the Executive Vice Presidents, in the order of their rank as fixed by the Board of Directors, or if not ranked, the Executive Vice President designated by the Board of Directors, shall perform all the duties of the President and of the Chairman of the Board, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President and the Chairman of the Board. The Executive Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them by the Board of Directors or the Bylaws.


          Section 9.  Chief Technical Officer.  The Chief Technical Officer
                      -----------------------
shall be the Chief Technical Officer of the corporation and shall have general supervisory and executive responsibility for the corporation's research, development, and implementation of technology. The Chief Technical Officer shall have such other powers and perform such other duties as from time to time may be prescribed for him by the Board of Directors or the Bylaws.

          Section 10. Chief Financial Officer.  The Chief Financial Officer
                      -----------------------
shall be the Chief Financial Officer of the corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. Any surplus, including earned surplus, paid-in surplus, and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any Directors.

          The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the Chairman of the Board and Directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

          Section 11. Senior Vice Presidents.  Senior Vice Presidents shall have
                      ----------------------
such powers and perform such duties as from time to time may be prescribed for them respectively by the Board of Directors or the Bylaws.

          Section 12. Secretary.  The Secretary shall record or cause to be
                      ---------
recorded, and shall keep or cause to be kept, at the principal executive office and such other place as the Board of Directors may order, a Book of Minutes of actions taken at all meetings of Directors and Shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares present or represented at Shareholders' meetings, and the proceedings thereof.

          The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation's transfer agent, a share register, or a duplicate share register, showing the names of the Shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

          The Secretary shall give, or cause to be given, notice of all meetings of the Shareholders and of the Board of Directors required by the Bylaws or by law to be given, and he shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

          Section 13. Advisory Directors.  The Board of Directors may appoint
                      ------------------
one or more Advisory Directors who shall, upon invitation of the Board of Directors, attend meetings of the Board of Directors. Advisory Directors shall make themselves available to the Board of Directors for advice and consultation but shall not be members of the Board of Directors and shall not have the power to vote on matters brought before the Board of Directors. Advisory Directors shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.

                                   ARTICLE V

                                  Committees

Section 1.  Committees of Directors
            -----------------------

          The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one (1) or more committees, each consisting of two or more directors, to serve at the pleasure of the board. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, except with respect to:

          (a) the approval of any action which, under the Code, also requires shareholders' approval or approval of the outstanding shares;

          (b) the filling of vacancies on the board of directors or in any committee;

          (c) the fixing of compensation of the directors for serving on the board or any committee;

          (d) the amendment or repeal of these bylaws or the adoption of new bylaws;

          (e) the amendment or repeal of any resolution of the board of directors which by its express terms is not so amendable or repealable;

          (f) a distribution to the shareholders of the corporation, except at a rate or in a periodic amount or within a price range determined by the board of directors; or

          (g) the appointment of any other committees of the board of directors or the members of such committees.

Section 2.  MEETINGS AND ACTION OF COMMITTEES
            ---------------------------------

          Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of these bylaws, with such changes in the context of these bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the board of directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.


                                  ARTICLE VI

                                 Miscellaneous

          Section 1.  Record Date.  The Board of Directors may fix a time in the
                      -----------
future as a record date for the determination of the Shareholders entitled to notice of and to vote at any meeting of Shareholders or entitled to give consent to corporate action in writing without a meeting, to receive any report, to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion, or exchange of shares. The record date so fixed shall be not more than sixty (60) days nor less than ten (10) days prior to the date of any meeting, nor more than sixty (60) days prior to any other event for the purposes of which it is fixed. When a record date is so fixed, only Shareholders of record on that date are entitled to notice of and to vote at any such meeting, to give consent without a meeting, to receive any report, to receive a dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Articles of Incorporation or Bylaws.

          If the Board of Directors does not so fix a record date, then the record date for determining Shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

          Section 2.  Inspection of Corporate Records.  The accounting books and
                      -------------------------------
records, the record of Shareholders, and minutes of proceedings of the Shareholders and the Board and committees of the Board of this corporation and any subsidiary of this corporation shall be open to inspection upon the written demand on the corporation of any Shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a Shareholder or as the holder of such voting trust certificate. Such inspection by a Shareholder or holder of a voting trust certificate may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

          A Shareholder or Shareholders holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation or who hold at least one percent (1%) of such voting shares and have filed a Schedule 14A with the United States Securities and Exchange Commission relating to the election of Directors of the corporation shall have (in person, or by agent or attorney) the right to inspect and copy the record of Shareholders' names and addresses and shareholdings during usual business hours upon five (5) business days' prior written demand upon the corporation upon written demand and upon the tender of its usual charges, a list of the Shareholders' names and addresses, who are entitled to vote for the election of Directors, and their shareholdings, as of the most recent records date for which it has been compiled or as of a date specified by the Shareholder subsequent to the date of demand. The list shall be made available on or before the latter of five (5) business days after the demand is received or the date specified therein as the date as of which the list is to be compiled.

          Every Director shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of every kind and to inspect the physical properties of the corporation. Such inspection by a Director may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

          Section 3.  Checks, Drafts. Etc.  All checks, drafts, or other orders
                      -------------------
for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

          Section 4.  Annual and Other Reports.  The Board of Directors of the
                      ------------------------
corporation shall cause an annual report to be sent to the Shareholders not later than one hundred twenty (120) days after the close of the fiscal or calendar year and at least fifteen (15) days (or, if sent by third-class mail, thirty-five (35) days) before the annual meeting of Shareholders to be held during the next fiscal year and in the manner specified in Section 2 of Article II of these Bylaws for giving notice to Shareholders of the corporation. Such report shall contain a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year, accompanied by any report thereon of independent accountants or, if there is no such report, the certificate of an authorized Officer of the corporation that such statements were prepared without audit from the books and records of the corporation.

          The foregoing requirement of an annual report shall be waived so long as the shares of the corporation are held by fewer than one hundred (100) holders of record as determined as provided in section 605 of the Code.

          A Shareholder or Shareholders holding at least five percent (5%) of the outstanding shares of any class of the corporation may make a written request to the corporation for an income statement of the corporation for the three (3)-month, six (6)-month, or nine (9)-month period of the current fiscal year ended more the date of the request and a balance sheet of the corporation and, in addition, if no annual report for the last fiscal has been sent to Shareholders, the annual report for the last fiscal year. The corporation shall use its best efforts to deliver the statement to the person making the request within thirty (30) days thereafter. A copy of any such statements shall be kept on file in the principal executive office of the corporation for twelve (12) months, and they shall be exhibited at all reasonable times to any Shareholder demanding an examination of them or a copy shall be mailed to such Shareholder.

          The corporation shall, upon the written request of any Shareholder, mail to the Shareholder a copy of the last annual, semiannual, or quarterly income statement which it has prepared and a balance sheet as of the end of the period. The quarterly income balance sheets referred to in this section shall be accompanied by the report thereon, if any, of any dependent accountants engaged by the corporation or the certificate of an authorized Officer of the corporation that such financial statements were prepared without audit from the books and records of the corporation.

          Section 5.  Contracts, Etc., How Executed.  The Board of Directors,
                      -----------------------------
except as in the

Bylaws otherwise provided, may authorize any Officer or Officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors, no Officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or to any amount.

          Section 6.  Certificate for Shares.  Every holder of shares in the
                      ----------------------
corporation shall be entitled to have a certificate signed in the name of the corporation by the Chairman or Vice Chairman of the Board or the president or the Executive Vice President and by the Chief Financial Officer or an Assistant Chief Financial Officer or the secretary or any Assistant secretary, certify the number of shares and the class or series of shares owned by the Shareholder. In case any Officer, transfer agent, or registrar who has signed a certificate shall have ceased to be such Officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an Officer, transfer agent, or registrar at the date of issue. Any or all of the signatures on the certificate may be facsimile.

          Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board of Directors or the Bylaws may provide; provided, however, that any such certificate so issued prior to full payment shall state on the face thereof the amount remaining unpaid and the terms of payment thereof.

          No new certificate for shares shall be issued in lieu of an old certificate unless the latter is surrendered and cancelled at the same time; provided, however, that a new certificate will be issued without the surrender and cancellation of the old certificate if (1) the old certificate is lost, apparently destroyed, or wrongfully taken; (2) the request for the issuance of the new certificate is made within a reasonable time after the owner of the old certificate has notice of its loss, destruction, or theft; (3) the request for the issuance of a new certificate is made prior to the receipt of notice by the corporation that the old certificate has been acquired by a bona fide purchaser;
(4) the owner of the old certificate files a sufficient indemnity bond with or provides other adequate security to the corporation; and (5) the owner satisfies any other reasonable requirements imposed by the corporation. In the event of the issuance of a new certificate, the rights and liabilities of the corporation, and of the holders of the old and new certificates, shall be governed by the provisions of sections 9104 and 9405 of the California Commercial Code.

          Section 7.  Representation of Shares of Other Corporations.  The
                      ----------------------------------------------
President, the Chairman of the Board, or the Executive Vice President and the Secretary or any Assistant Secretary of this corporation are authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted to said Officers to vote or represent on behalf of this corporation any and all shares held by this corporation in any other corporation or corporations may be exercised either by such Officers in person or by any other person authorized so to do by proxy or power of attorney duly executed by said Officers.

          Section 8.  Inspection of Bylaws.  The corporation shall keep in its
                      --------------------
principal executive office in California, or if its principal executive office is not in California, then at its principal business office in California (or otherwise provide upon written request of any Shareholder), the original or a copy of the Bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the Shareholders at all reasonable times during office hours.

          Section 9.  Construction and Definitions.  Unless the context
                      ----------------------------
otherwise requires, the general provisions, rules of construction, and definitions contained in the California General Corporation Law shall govern the construction of these Bylaws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term "person" includes a corporation as well as a natural person.

                                  ARTICLE VI

                                  Amendments

          Section 1.  Power of Shareholders.  New Bylaws may be adopted or these
                      ---------------------
Bylaws may be amended or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote, or by the written assent of Shareholders entitled to vote such shares, except as otherwise provided by law or by the Articles of Incorporation.

          Section 2.  Power of Directors.  Subject to the right of Shareholders
                      ------------------
as provided in Section 1 of this Article VI to adopt, amend, or repeal Bylaws, Bylaws, other than a Bylaw or amendment thereof changing the authorized number of Directors (except to fix the exact number of authorized Directors pursuant to a Bylaw providing for a variable number of Directors), may be adopted, amended, or repealed by the Board of Directors.

                           CERTIFICATE OF SECRETARY
                           ------------------------

     I, the undersigned, do hereby certify:

     1. That I am the duly elected and acting Secretary of Insync Systems, Inc.; and

     2. That the foregoing Bylaws, comprising 17 pages, constitute the Bylaws of said corporation as duly adopted by the Board of Directors of the corporation on April 24, 1997.


     IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of the corporation as of the 29th day of August, 1997.


                                   ___________________________________________
                                   Terence J. Griffin, Secretary